EXHIBIT 10.3    The Loan Modification and Loan Assumption Acknowledgment

LOAN MODIFICATION AND ACKNOWLEDGEMENT OF ASSUMPTION AGREEMENT

This Loan Modification and Acknowledgement of Assumption Agreement (this “Agreement”) is made and entered into this 23rd day of July, 2014 by and among The Renewable Corporation, a Washington corporation with its principal place of business located at 1313 South Killian Drive, Lake Park, FL 33403 (“TRC”), EcoSmart Surface & Coating Technologies, Inc., a Florida corporation with its principal place of business located at 1313 South Killian Drive, Lake Park, FL 33403, and a majority owned subsidiary of TRC (“ESCT”), FindEx.com, Inc., a Nevada corporation (“FIND”), and Phoebe H. Conway, an individual residing Phoebe H. Conway, at 143 Pinnacle Point Drive, Seneca, SC 29672 (“Conway”).

WHEREAS, in exchange for an amount in cash equal to USD$250,000 invested by Conway into TRC, TRC issued to and in favor of Conway a certain 10% APR convertible debenture dated July 31, 2012 in the face amount of $250,000, a copy of which is annexed hereto as Exhibit A and made a part hereof (the “Original Debt Security”), which Original Debt Security was supplemented with a certain security agreement between TRC and Conway dated August 1, 2012 pursuant to which repayment of the obligation underlying the Original Debt Security was secured by an all-asset first priority lien granted by TRC in favor of Conway (the “Security Interest”), a copy of which agreement is annexed hereto as Exhibit B and made a part hereof (the “Security Agreement”);

WHEREAS, the Original Debt Security has recently been determined to contain certain material deficiencies resulting in various ambiguities desired by Conway to be acknowledged by TRC and ESCT and expressly clarified in writing;

WHEREAS, each of TRC, ESCT, and FIND are parties to a certain Agreement and Plan of Merger dated as of the date hereof pursuant to which ESCT is being merged with and into FIND as of the date hereof, and as a result of which the Original Debt Security shall, by operation of law, be assumed by FIND, a copy of which agreement is annexed hereto as Exhibit C and made a part hereof (the “Merger Agreement”);

WHEREAS, by virtue of the Security Interest, the transaction contemplated by the Merger Agreement (the “Merger”) requires the express, written consent of Conway in order to be consummated;

WHEREAS, FIND has determined to consummate the Merger only to the extent that the Security Interest is terminated for all purposes;

WHEREAS, Conway has determined to terminate the Security Interest only to the extent that she receives (i) a new, replacement security issued directly by ESCT in a face amount equal to the the amount of the Original Debt Security, and otherwise acceptable in all ways to Conway, (ii) certain enforceable veto rights over the membership of the ESCT board of directors to be maintained until such time as the obligation underlying the Original Debt Security has been satisfied in full, and (iii) certain deep-discount shares of ESCT; and

WHEREAS, each of TRC, ESCT, and FIND have agreed to meet the demands of Conway as set forth above;

NOW THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for the other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.           Cancellation of Original Debt Security; Replacement with New Note.  The Original Debt Security is hereby irrevocably terminated and rendered void for all purposes from and after the date hereof, and ESCT agrees to issue and deliver to Conway a new debt securities instrument in lieu thereof in the form annexed hereto as Exhibit D and made a part hereof (the “New Debt Security”).

2.           Acknowledgment of Assumption.  FIND hereby acknowledges that, as a result of the Merger, it shall, by agreement and operation of law, inure to the obligations of ESCT underlying the New Debt Security, including without limitation the covenants of ESCT thereunder.

3.           Cancellation of Security Agreement and Security Interest.  The Security Agreement, and the Security Interest created thereby, are hereby irrevocably terminated and rendered void for all purposes from and after the date hereof, and Conway hereby waives all rights in it or arising under it, and agrees to terminate or cause to be terminated within no more than two (2) business days any recorded liens (at any state, county or other level) reflecting the Security Interest, including without limitation, and as may be necessary, by way of UCC-3 or other financing termination statement.

4.           Subscription for ESCT Shares.  In accordance with the terms and conditions of the subscription agreement annexed hereto as Exhibit E and made a part hereof, Conway agrees to subscribe for, and ESCT agrees to issue to Conway, seven hundred and fifty thousand (750,000) restricted shares of ESCT common stock, par value $0.0001 per share.

5.           Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Florida.

6.           Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

[signatures appear on the following page]

THE RENEWABLE CORPORATION

By: _____________________________________
Name: Gary R. Smith
Title:   Chief Executive Officer

ECOSMART SURFACE & COATING TECHNOLOGIES, INC.

By: _____________________________________
Name: Steven Malone
Title:   Chief Executive Officer

FINDEX.COM, INC.

By: _____________________________________
Name: Steven Malone
Title:   President & Chief Executive Officer

By: _____________________________________
Name:  Phoebe H. Conway

EXHIBITS

Exhibit A  Original Debt Security
Exhibit B Security Agreement
Exhibit C Merger Agreement
Exhibit D  New Debt Security
Exhibit E  ESCT Subscription Agreement